Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for Second Quarter and First Six Months of 2015

Adjusted EBITDA of $161 Million for the Second Quarter and

Adjusted Loss of $0.03 per Diluted Share

Second Quarter Total Production of 89.0 MBoepd (33% Oil, 17% NGLs), up 27% vs. Second Quarter 2014

Raising 2015 Production Guidance Range from 28.0-30.5 MMBoe to 29.0-30.5 MMBoe

Lowering 2015 LOE and Production Tax Guidance Ranges

Issued $1.25 Billion of Second Lien Notes and Amended Senior Credit Facility

$1.5 Billion of Liquidity at Second Quarter, $984 Million in Cash

Received Positive IRS Private Letter Ruling for CEBA Midstream, LP

Achieved Second Half 2015 Target of $2.4 Million Average Drilling and Completion Cost per Mississippian Lateral, Now Targeting $2.3 Million

Oklahoma City, Oklahoma, August 5, 2015 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended June 30, 2015. Additionally, presentation slides will be available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Events at 7 am ET on August 6th.

Strong second quarter production rates and drilling results supported an increase in the midpoint of production volume guidance for the 2015 calendar year. New guidance introduced today estimates 2015 production to be between 29.0 and 30.5 MMBoe (vs. prior range of 28.0 to 30.5 MMBoe).

During the second quarter, CEBA Midstream, LP, SandRidge’s wholly-owned saltwater gathering and midstream subsidiary, received a favorable ruling from the IRS providing that revenues earned by CEBA from its produced water gathering and disposal operations constitute “qualifying income” under regulations applicable to master limited partnerships.

SandRidge issued $1.25 billion of second lien notes on June 10, 2015. Concurrently, the Company revised its first lien credit facility, lowering its borrowing base and providing for less restrictive financial covenants. The restated facility is subject to maintenance of a first lien leverage ratio (senior first lien secured debt/LTM pro forma EBITDA) of not more than 2.0 times and a minimum current ratio (including available borrowing capacity) of at least 1.0 times. The borrowing base is currently $500 million.

As part of today’s release, SandRidge is introducing standalone guidance for its Mid-Continent operations as well as updating full company guidance.

“With the highgrading of our drilling program in 2015, production has outpaced expectations and we are raising the lower end of our production guidance by one million barrels, with a midpoint now at 29.8 MMBoe. Further, our per lateral well costs have decreased by 20% year to date, including $290,000 of efficiency gains, which is $30,000 more than projected in the first quarter of 2015. These efficiencies evidence our team’s focus on continually improving the cost structure of the business and will continue to drive value, as they are durable across any price environment. These cost reduction efforts, consistent production results and lower infrastructure spending preserve program returns.” said James Bennett, SandRidge’s Chief Executive Officer and President.

“Our recent second lien financing greatly enhances our liquidity position, enabling continued progress on both development of our large Mississippian play and expansion into other zones such as the oilier Chester. In addition, the recently received PLR for our CEBA Midstream business is an important step towards unlocking value in our material infrastructure position. SandRidge has diverse options to create value for shareholders and expanded liquidity, assuring we are well positioned to capitalize on future opportunities.”

Key Financial Results

Second Quarter

•	Adjusted EBITDA, net of Noncontrolling Interest, was $161 million for second quarter 2015 compared to $202 million in second quarter 2014

•	Adjusted operating cash flow of $111 million for second quarter 2015 compared to $179 million in second quarter 2014

•	Adjusted net loss of $17.8 million, or $0.03 per diluted share, for second quarter 2015 compared to adjusted net income of $25.7 million, or $0.04 per diluted share, in second quarter 2014

Six Months

•	Adjusted EBITDA, net of Noncontrolling Interest, was $343 million in the first six months of 2015 compared to $371 million in the first six months of 2014, pro forma for divestitures

•	Adjusted operating cash flow of $257 million in the first six months of 2015 compared to $306 million in the first six months of 2014

•	Adjusted net loss of $15.5 million, or $0.03 per diluted share, in the first six months of 2015 compared to adjusted net income of $61.3 million, or $0.11 per diluted share, in the first six months of 2014

Adjusted net (loss) income available to common stockholders, adjusted EBITDA, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 9.

Financial / Other Highlights

•	Ended the second quarter with $1.5 billion in liquidity, $984 million in cash

•	93% hedged on remaining projected 2015 liquids volumes, $50 WTI for the remainder of 2015 realizes $74.30 per barrel of oil

•	Mark-to-market hedge position of $144 million as of June 30, 2015

•	Incurred a non-cash impairment charge of approximately $1.5 billion due to a ceiling test impairment, resulting from a significant decline in oil price

Operational Highlights

Steve Turk, SandRidge’s Chief Operating Officer noted, “Supporting competitive project returns, the team achieved $2.4 million Mississippian lateral costs ahead of plan and set a new cost target of $2.3 million in the remaining half of 2015. Anticipated higher production, coupled with reduced lifting costs and improved field efficiencies led to a decreased operating cost guidance range. Recent multilateral results, including the Rusty 2710 long lateral, drilled for $1.8 million per lateral with a 30-day IP rate of 1,646 Boepd, strengthen our commitment to develop this important technology. With a focus on innovation, our skilled technical team continues to enhance our full section development multilateral design. We expect further cost and efficiency improvements going forward. Finally, Chester wells put to sales in the quarter averaged 338 Boepd (61% oil), which validates our plan to increase activity in this emerging multiple pay project during the second half of 2015.”

•	Average second quarter production of 89.0 MBoepd. This represents a 1% increase versus the first quarter of 2015

•	Original cost target of $2.4 million per Mississippian lateral achieved in the second quarter, with a new target of $2.3 million in the back half of the year

•	Second quarter Mid-Continent lateral 30-day IP rates of 387 Boepd, 53% oil, 110% of Mississippian type curve

Drilling and Operational Activities

Mid-Continent: During the second quarter of 2015, SandRidge drilled 43 laterals. The Company averaged seven horizontal rigs operating in the play. The Company’s Mid-Continent assets produced 79.3 MBoepd during the second quarter (32% Oil, 18% NGLs, 50% Natural Gas). All references to the Mid-Continent are inclusive of the Company’s legacy Mid-Continent properties.

West Texas: During the second quarter, Permian Basin properties produced approximately 4.5 MBoepd (86% Oil, 10% NGLs, 4% Natural Gas). Legacy West Texas Overthrust properties produced approximately 5.2 MBoepd (2% Oil, 98% Natural Gas).

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Production - Total
Oil (MBbl)	2,691	2,398	5,342	5,283
NGL (MBbl)	1,349	748	2,637	1,390
Natural gas (MMcf)	24,342	19,240	48,075	40,833
Oil equivalent (MBoe)	8,097	6,353	15,992	13,479
Daily production (MBoed)	89.0	69.8	88.4	74.5

Production - Mid-Continent (1)
Oil (MBbl)	2,335	1,916	4,616	3,651
NGL (MBbl)	1,309	706	2,562	1,251
Natural gas (MMcf)	21,428	15,909	42,164	30,514
Oil equivalent (MBoe)	7,215	5,273	14,205	9,988
Daily production (MBoed)	79.3	58.0	78.5	55.2

Average price per unit
Realized oil price per barrel - as reported	$53.24	$100.02	$49.33	$98.39
Realized impact of derivatives per barrel	26.41	(3.11)	34.58	(2.05)

Net realized price per barrel	$79.65	$96.91	$83.91	$96.34

Realized NGL price per barrel - as reported	$15.97	$36.41	$15.36	$39.44
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$15.97	$36.41	$15.36	$39.44

Realized natural gas price per Mcf - as reported	$2.04	$3.78	$2.21	$4.18
Realized impact of derivatives per Mcf	0.14	(0.29)	0.55	(0.40)

Net realized price per Mcf	$2.18	$3.49	$2.76	$3.78

Realized price per Boe - as reported	$26.50	$53.50	$25.65	$55.29

Net realized price per Boe - including impact of derivatives	$35.68	$51.44	$38.87	$53.30

Average cost per Boe
Lease operating	$10.10	$10.54	$10.71	$12.89
Production taxes	0.54	1.23	0.56	1.16

General and administrative
General and administrative, excluding stock-based compensation	$3.81	$4.26	$3.94	$4.36
Stock-based compensation (2)	0.93	0.76	0.72	0.86

Total general and administrative	$4.74	$5.02	$4.66	$5.22

General and administrative - adjusted
General and administrative, excluding stock-based compensation (3)	$3.28	$4.14	$3.40	$3.82
Stock-based compensation (2)(4)	0.42	0.72	0.43	0.72

Total general and administrative - adjusted	$3.70	$4.85	$3.83	$4.54

Depletion (5)	$11.78	$15.48	$12.67	$16.27

Lease operating cost per Boe
Mid-Continent (1)	$7.50	$6.96	$8.05	$7.94

Earnings per share
Loss per share applicable to common stockholders
Basic	$(2.78)	$(0.10)	$(4.98)	$(0.41)
Diluted	(2.78)	(0.10)	(4.98)	(0.41)

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.05)	$0.02	$(0.07)	$0.07
Diluted	(0.03)	0.04	(0.03)	0.11

Weighted average number of common shares outstanding (in thousands)
Basic	495,153	485,318	486,704	485,059
Diluted (6)	566,863	577,412	558,414	577,789

(1)	Includes legacy Mid-Continent properties.
(2)	Expense for equity-classified stock-based awards.
(3)	Excludes severance and shareholder litigation costs totaling $4.3 million and $8.5 million for the three and six-month periods ended June 30, 2015, respectively. Excludes transaction costs, severance and consent solicitation costs totaling $0.8 million and $7.4 million for the three and six-month periods ended June 30, 2014, respectively.
(4)	Three and six-month periods ended June 30, 2015 exclude $4.1 million and $4.7 million, respectively, for the acceleration of certain stock awards. Three and six-month periods ended June 30, 2014 exclude $0.3 million and $2.0 million, respectively, for the acceleration of certain stock awards.
(5)	Includes accretion of asset retirement obligation.
(6)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three and six-month periods ended June 30, 2015 and 2014:

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Drilling and production
Mid-Continent	$146,665	$241,037	$424,606	$406,888
Permian Basin	624	64,282	3,582	106,474
Gulf of Mexico/Gulf Coast	—	—	—	22,975

	147,289	305,319	428,188	536,337
Leasehold and geophysical
Mid-Continent	2,294	53,444	26,586	80,036
Permian Basin	31	423	83	539
Gulf of Mexico/Gulf Coast	—	—	—	159
Other	909	1,856	3,658	5,111

	3,234	55,723	30,327	85,845

Inventory	918	(4,475)	(5,012)	(1,402)

Total exploration and development	151,441	356,567	453,503	620,780

Drilling and oil field services	597	6,655	2,472	7,275
Midstream	8,249	5,809	16,681	11,766
Other - general	7,279	7,907	15,100	12,889

Total capital expenditures, excluding acquisitions	167,566	376,938	487,756	652,710

Acquisitions	1,736	14,201	3,475	16,553

Total capital expenditures	$169,302	$391,139	$491,231	$669,263

Derivative Contracts

The table below sets forth the Company’s consolidated oil and natural gas price swaps and collars for the years 2015 and 2016 as of August 5, 2015:

	Quarter Ending
	3/31/2015	6/30/2015	9/30/2015	12/31/2015

Oil (MMBbls):
Swap Volume	2.29	1.73	1.01	0.55
Swap	$92.71	$91.55	$92.43	$94.11

Three-way Collar Volume	0.72	0.73	1.56	1.56
Call Price	$103.13	$103.13	$103.65	$103.65
Put Price	$90.82	$90.82	$90.03	$90.03
Short Put Price	$73.13	$73.13	$78.15	$78.15

Natural Gas (Bcf):
Swap Volume	14.40	1.82	1.84	1.84
Swap	$4.62	$4.20	$4.20	$4.20

Collar Volume	0.25	0.25	0.25	0.25
Collar: High	$8.55	$8.55	$8.55	$8.55
Collar: Low	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis (Bcf)
Swap Volume	9.65	15.47	15.64	15.64
Swap	$(0.29)	$(0.30)	$(0.30)	$(0.30)

	Year Ending
	12/31/2015	12/31/2016
Oil (MMBbls):
Swap Volume	5.59	1.46
Swap	$92.44	$88.36

Three-way Collar Volume	4.58	2.56
Call Price	$103.48	$100.85
Put Price	$90.28	$90.00
Short Put Price	$76.56	$83.14

Natural Gas (Bcf):
Swap Volume	19.90	—
Swap	$4.51	—

Collar Volume	1.01	—
Collar: High	$8.55	—
Collar: Low	$4.00	—

Natural Gas Basis (Bcf)
Swap Volume	56.4	11.0
Swap	$(0.30)	$(0.38)

Balance Sheet

The Company’s capital structure at June 30, 2015 and December 31, 2014 is presented below:

	June 30, 2015	December 31, 2014
	(in thousands)

Cash and cash equivalents	$983,617	$181,253

Current maturities of long-term debt	$—	$—
Long-term debt (net of current maturities)
8.75% Senior Secured Notes due 2020	1,250,000	—
Senior Unsecured Notes
8.75% Senior Notes due 2020, net	445,758	445,402
7.5% Senior Notes due 2021	1,149,175	1,178,486
8.125% Senior Notes due 2022	729,000	750,000
7.5% Senior Notes due 2023, net	821,706	821,548

Total debt	4,395,639	3,195,436

Stockholders’ equity
Preferred stock	6	6
Common stock	514	477
Additional paid-in capital	5,250,285	5,201,524
Treasury stock, at cost	(6,776)	(6,980)
Accumulated deficit	(5,678,592)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ equity	(434,563)	1,937,825

Noncontrolling interest	850,135	1,271,995

Total capitalization	$4,811,211	$6,405,256

During the second quarter of 2015, the Company’s debt, net of cash balances, increased by approximately $53 million. On June 30th, the Company had a $500 million undrawn senior credit facility. The Company was in compliance with all applicable covenants contained in its debt instruments during the second quarter and through and as of the date of this release.

2015 Operational Guidance

The Company is raising its 2015 production guidance. Additionally, the Company is lowering its LOE, production tax and DD&A guidance. The Company is also issuing standalone guidance for its Mid-Continent operations inclusive of its legacy Mid-Continent properties. Additional 2015 Guidance detail is available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Guidance.

	Total Company		Mid-Continent
	Projection as of May 6, 2015	Projection as of August 5, 2015	Projection as of August 5, 2015

Production
Oil (MMBbls)	9.0 - 10.0	9.3 - 10.0	7.9 - 8.6
NGL (MMBbls)	4.0 - 5.0	4.6 - 5.0	4.5 - 4.9

Total Liquids (MMBbls)	13.0 - 15.0	13.9 - 15.0	12.4 - 13.5
Natural Gas (Bcf)	89.5 - 93.5	90.5 - 93.5	78.4 - 81.4

Total (MMBoe)	28.0 - 30.5	29.0 - 30.5	25.5 - 27.0

Price Realization
Oil (differential below NYMEX WTI)	$3.75	$3.75
NGL (realized % of NYMEX WTI)	30%	30%
Natural Gas (differential below NYMEX Henry Hub)	$0.75	$0.75

Costs per Boe
Lifting	$12.25 - $13.00	$11.50 - $12.50	$8.75 - $9.75
Production Taxes	0.65 - 0.85	0.60 - 0.80
DD&A - oil & gas	11.50 - 13.50	11.00 - 12.00
DD&A - other	2.00 - 2.20	1.75 - 1.95

Total DD&A	$13.50 - $15.70	$12.75 - $13.95
G&A - cash	3.00 - 3.50	3.00 - 3.50
G&A - stock	0.50 - 0.75	0.50 - 0.75

Total G&A	$3.50 - $4.25	$3.50 - $4.25

EBITDA from Oilfield Services and Other ($ in millions) (1)	$10	$10
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (2)	$60	$60
Adjusted EBITDA Attributable to Noncontrolling Interest ($ in millions) (3)	$90	$90

Capital Expenditures ($ in millions)
Exploration and Production	$612	$612
Land and Geophysical	38	38

Total Exploration and Production	$650	$650
Oil Field Services	5	5
Electrical/Midstream	30	30
General Corporate	15	15

Total Capital Expenditures (excluding acquisitions)	$700	$700

(1)	EBITDA from Oilfield Services and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services and Other is Net Income from Oilfield Services and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.
(2)	Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
(3)	Adjusted EBITDA Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense, depreciation, depletion and amortization, gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted EBITDA Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net (loss) income, and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash paid on financing derivatives. It defines EBITDA as net loss before income tax expense (benefit), interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, loss (gain) on derivative contracts net of cash received (paid) on settlement of derivative contracts, (gain) loss on sale of assets, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other various items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income, which excludes asset impairment, loss (gain) on derivative contracts net of cash received (paid) on settlement of derivative contracts, (gain) loss on sale of assets, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment and loss (gain) on derivative contracts net of cash received (paid) on settlement of derivative contracts attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net (loss) income attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net (loss) income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Net cash provided by operating activities	$228,899	$140,341	$318,994	$230,792

(Deduct) add
Cash paid on financing derivatives	—	—	—	(44,128)
Changes in operating assets and liabilities	(118,119)	38,587	(61,757)	119,734

Adjusted operating cash flow	$110,780	$178,928	$257,237	$306,398

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Net loss	$(1,368,482)	$(32,894)	$(2,403,435)	$(169,230)

Adjusted for
Income tax expense (benefit)	25	(1,194)	65	(1,067)
Interest expense	73,842	62,018	136,699	124,341
Depreciation and amortization - other	12,508	15,411	25,855	30,933
Depreciation and depletion - oil and natural gas	94,298	97,267	200,405	212,452
Accretion of asset retirement obligations	1,111	1,065	2,191	6,811

EBITDA	(1,186,698)	141,673	(2,038,220)	204,240

Asset impairment	1,489,391	3,133	2,573,257	167,912
Interest income	(115)	(155)	(130)	(435)
Stock-based compensation	2,974	3,987	6,091	8,572
Loss (gain) on derivative contracts	33,004	85,292	(16,823)	127,783
Cash received (paid) upon settlement of derivative contracts (1)	74,366	(13,097)	211,323	(26,827)
(Gain) loss on sale of assets	(2,770)	36	(4,674)	17
Severance	7,562	813	10,529	8,922
Oil field services - Permian exit costs	711	—	4,291	—
Gain on extinguishment of debt	(17,934)	—	(17,934)	—
Other	1,390	(515)	2,613	(1,140)
Non-cash portion of noncontrolling interest (2)	(240,837)	(19,308)	(387,665)	(65,112)

Adjusted EBITDA	$161,044	$201,859	$342,658	$423,932

Less: EBITDA attributable to Gulf of Mexico properties	—	—	—	(53,376)

Pro forma adjusted EBITDA	$161,044	$201,859	$342,658	$370,556

(1)	Excludes amounts paid upon early settlement of derivative contracts for the six months ended June 30, 2014.
(2)	Represents depreciation and depletion, impairment, loss (gain) on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Net cash provided by operating activities	$228,899	$140,341	$318,994	$230,792

Changes in operating assets and liabilities	(118,119)	38,587	(61,757)	119,734
Interest expense	73,842	62,018	136,699	124,341
Cash paid on early settlement of derivative contracts	—	—	—	25,434
Severance	3,451	521	5,848	6,943
Oil field services - Permian exit costs	634	—	4,213	—
Noncontrolling interest - SDT (1)	(5,932)	(5,154)	(12,618)	(11,691)
Noncontrolling interest - SDR (1)	(5,893)	(10,099)	(11,359)	(23,050)
Noncontrolling interest - PER (1)	(8,763)	(19,696)	(26,518)	(39,938)
Noncontrolling interest - Other (1)	—	—	—	(4)
Other	(7,075)	(4,659)	(10,844)	(8,629)

Adjusted EBITDA	$161,044	$201,859	$342,658	$423,932

(1)	Excludes depreciation and depletion, impairment, loss (gain) on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Loss Applicable to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Loss applicable to common stockholders	$(1,375,556)	$(46,775)	$(2,421,390)	$(196,993)

Asset impairment(1)	1,263,024	3,133	2,219,851	138,039
Loss (gain) on derivative contracts(1)	30,280	72,627	(15,488)	109,112
Cash received (paid) upon settlement of derivative contracts (1)	68,979	(9,778)	189,323	(22,580)
(Gain) loss on sale of assets	(2,770)	36	(4,674)	17
Severance	7,562	813	10,529	8,922
Oil field services - Permian exit costs	711	—	4,291	—
Gain on extinguishment of debt	(17,934)	—	(17,934)	—
Other	848	(285)	1,981	(1,250)
Effect of income taxes	21	(7,953)	57	(1,722)

Adjusted net (loss) income available to common stockholders	(24,835)	11,818	(33,454)	33,545
Preferred stock dividends	7,074	13,881	17,955	27,763

Total adjusted net (loss) income	$(17,761)	$25,699	$(15,499)	$61,308

Weighted average number of common shares outstanding

Basic	495,153	485,318	486,704	485,059
Diluted (2)	566,863	577,412	558,414	577,789

Total adjusted net (loss) income
Per share - basic	$(0.05)	$0.02	$(0.07)	$0.07

Per share - diluted	$(0.03)	$0.04	$(0.03)	$0.11

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net (Loss) Income Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended June,		Six Months Ended June,
	2015	2014	2015	2014
	(in thousands)

Net (loss) income attributable to noncontrolling interest	$(220,249)	$15,642	$(337,170)	$9,572

Asset impairment	226,367	—	353,406	29,873
Loss (gain) on derivative contracts	2,724	12,665	(1,335)	18,671
Cash received (paid) on settlement of derivative contracts	5,387	(3,319)	22,000	(4,247)

Adjusted net income attributable to noncontrolling interest	$14,229	$24,988	$36,901	$53,869

Conference Call Information

The Company will host a conference call to discuss these results on Thursday, August 6, 2015 at 8:00 am CT. The telephone number to access the conference call from within the U.S. is (877) 201-0168 and from outside the U.S. is (647) 788-4901. The passcode for the call is 48621691. An audio replay of the call will be available from August 6, 2015 until 11:59 pm CT on September 5, 2015. The number to access the conference call replay from within the U.S. is (855) 859-2056 and from outside the U.S. is (404) 537-3406. The passcode for the replay is 48621691.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Presentations & Events. The webcast will be archived for replay on the Company’s website for 30 days.

Third Quarter 2015 Earnings Release and Conference Call

November 4, 2015 (Wednesday) – Earnings press release after market close

November 5, 2015 (Thursday) – Earnings conference call at 8:00 am CT

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)

Revenues
Oil, natural gas and NGL	$214,532	$339,906	$410,264	$745,222
Drilling and services	5,241	18,852	15,086	35,932
Midstream and marketing	8,606	14,874	17,370	32,784
Other	1,228	1,082	2,195	3,832

Total revenues	229,607	374,714	444,915	817,770

Expenses
Production	81,776	66,953	171,274	173,809
Production taxes	4,382	7,840	8,896	15,647
Cost of sales	4,884	10,469	17,711	22,950
Midstream and marketing	7,724	13,254	15,831	29,254
Depreciation and depletion - oil and natural gas	94,298	97,267	200,405	212,452
Depreciation and amortization - other	12,508	15,411	25,855	30,933
Accretion of asset retirement obligations	1,111	1,065	2,191	6,811
Impairment	1,489,391	3,133	2,573,257	167,912
General and administrative	38,382	31,915	74,531	70,453
Loss (gain) on derivative contracts	33,004	85,292	(16,823)	127,783
(Gain) loss on sale of assets	(2,770)	36	(4,674)	17

Total expenses	1,764,690	332,635	3,068,454	858,021

(Loss) income from operations	(1,535,083)	42,079	(2,623,539)	(40,251)

Other (expense) income
Interest expense	(73,727)	(61,863)	(136,569)	(123,906)
Gain on extinguishment of debt	17,934	—	17,934	—
Other income, net	2,170	1,338	1,634	3,432

Total other expense	(53,623)	(60,525)	(117,001)	(120,474)

Loss before income taxes	(1,588,706)	(18,446)	(2,740,540)	(160,725)
Income tax expense (benefit)	25	(1,194)	65	(1,067)

Net loss	(1,588,731)	(17,252)	(2,740,605)	(159,658)
Less: net (loss) income attributable to noncontrolling interest	(220,249)	15,642	(337,170)	9,572

Net loss attributable to SandRidge Energy, Inc.	(1,368,482)	(32,894)	(2,403,435)	(169,230)
Preferred stock dividends	7,074	13,881	17,955	27,763

Loss applicable to SandRidge Energy, Inc. common stockholders	$(1,375,556)	$(46,775)	$(2,421,390)	$(196,993)

Loss per share
Basic	$(2.78)	$(0.10)	$(4.98)	$(0.41)

Diluted	$(2.78)	$(0.10)	$(4.98)	$(0.41)

Weighted average number of common shares outstanding
Basic	495,153	485,318	486,704	485,059

Diluted	495,153	485,318	486,704	485,059

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$983,617	$181,253
Accounts receivable, net	237,720	330,077
Derivative contracts	120,575	291,414
Prepaid expenses	9,938	7,981
Other current assets	25,985	21,193

Total current assets	1,377,835	831,918

Oil and natural gas properties, using full cost method of accounting
Proved	12,199,049	11,707,147
Unproved	261,657	290,596
Less: accumulated depreciation, depletion and impairment	(9,131,153)	(6,359,149)

	3,329,553	5,638,594

Other property, plant and equipment, net	556,848	576,463
Derivative contracts	23,470	47,003
Other assets	147,342	165,247

Total assets	$5,435,048	$7,259,225

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$494,675	$683,392
Derivative contracts	102	—
Deferred tax liability	52,763	95,843
Other current liabilities	3,791	5,216

Total current liabilities	551,331	784,451
Long-term debt	4,395,639	3,195,436
Derivative contracts	26	—
Asset retirement obligations	57,084	54,402
Other long-term obligations	15,396	15,116

Total liabilities	5,019,476	4,049,405

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at June 30, 2015 and December 31, 2014; aggregate liquidation preference of $265,000	3	3
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at June 30, 2015 and December 31, 2014; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value; 1,800,000 shares authorized, 519,269 issued and 517,958 outstanding at June 30, 2015; 800,000 shares authorized, 485,932 issued and 484,819 outstanding at December 31, 2014	514	477
Additional paid-in capital	5,252,785	5,204,024
Additional paid-in capital - stockholder receivable	(2,500)	(2,500)
Treasury stock, at cost	(6,776)	(6,980)
Accumulated deficit	(5,678,592)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ equity	(434,563)	1,937,825
Noncontrolling interest	850,135	1,271,995

Total equity	415,572	3,209,820

Total liabilities and equity	$5,435,048	$7,259,225

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2015	2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,740,605)	$(159,658)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	226,260	243,385
Accretion of asset retirement obligations	2,191	6,811
Impairment	2,573,257	167,912
Debt issuance costs amortization	4,636	4,703
Amortization of discount, net of premium, on long-term debt	285	258
Gain on extinguishment of debt	(17,934)	—
Write off of debt issuance costs	7,108	—
(Gain) loss on derivative contracts	(16,823)	127,783
Cash received (paid) on settlement of derivative contracts	211,323	(52,261)
(Gain) loss on sale of assets	(4,674)	17
Stock-based compensation	11,533	11,625
Other	680	(49)
Changes in operating assets and liabilities	61,757	(119,734)

Net cash provided by operating activities	318,994	230,792

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(636,822)	(656,699)
Acquisitions of assets	(3,475)	(16,553)
Proceeds from sale of assets	11,462	707,799

Net cash (used in) provided by investing activities	(628,835)	34,547

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,190,000	—
Repayments of borrowings	(940,000)	—
Debt issuance costs	(39,129)	—
Proceeds from the sale of royalty trust units	—	22,119
Noncontrolling interest distributions	(84,690)	(103,142)
Acquisition of ownership interest	—	(2,730)
Stock-based compensation excess tax benefit	—	2
Purchase of treasury stock	(2,714)	(5,602)
Dividends paid - preferred	(11,262)	(27,763)
Cash paid on settlement of financing derivative contracts	—	(44,128)

Net cash provided by (used in) financing activities	1,112,205	(161,244)

NET INCREASE IN CASH AND CASH EQUIVALENTS	802,364	104,095
CASH AND CASH EQUIVALENTS, beginning of year	181,253	814,663

CASH AND CASH EQUIVALENTS, end of period	$983,617	$918,758

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(177,245)	$(120,339)
Cash paid for income taxes	$(95)	$(1,932)

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$149,066	$3,989
Equity issued for debt exchange	$(31,396)	$—
Preferred stock dividends paid in common stock	$(6,693)	$—

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, net income and EBITDA, drilling plans, oil, and natural gas and natural gas liquids production, price realizations and differentials, operating, general and administrative and other costs, capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, infrastructure utilization and investment, and development plans and appraisal programs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the Mid-Continent region of the United States. In addition, SandRidge owns and operates a saltwater gathering and disposal system and a drilling rig and related oil field services business.